Exhibit 99.1

Rightscorp Closes Over 75,000 Cases of Copyright Infringement to Date

Company Increased Cases Closed By 25%, Up From 60,000 in March 2014

Santa Monica, Calif. - May 28, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has closed over 75,000 cases of copyright infringement to date, up from 60,000 in March 2014, representing a 25% growth in an approximate 2-month time span. The Company currently receives settlement payments from subscribers of more than 70 ISPs and has received approval to collect on over 1.5 million copyrights.

“Rightscorp continues to grow successful outcomes from our operations and in the process has become more effective at monetizing revenues for our clients,” said Christopher Sabec, CEO of Rightscorp. “Every day we are adding more active copyrights into our system and reporting more ISP participation. We are undergoing rapid expansion in the market and we are proud to report that 75,000 cases of copyright infringement have closed in our client’s favor. We have made great strides in combating the multi-billion dollar dilemma of copyright infringement.”

The amount of bandwidth used for copyright infringement in North America, Europe, and Asia Pacific accounts for 24% of total Internet bandwidth, according to NetNames. Copyright holders suffer from loss of sales and revenues and ISPs are also affected by copyright infringement on their networks. Rightscorp’s proprietary patent-pending copyright infringement monitoring software solution protects copyright owners against digital loss and the unauthorized online distribution of content including music, movies, games, books, software and other digital content.

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

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Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag
Managing Partner
IRTH Communications
rightscorp@irthcommunications.com
1-866-976-4784

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